Exhibit 99.2

PRELIMINARY – SUBJECT TO COMPLETION – DECEMBER 28, 2016

TELLURIAN INVESTMENTS INC.

1201 LOUISIANA STREET

SUITE 3100

HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16128-Z69108                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    TELLURIAN INVESTMENTS INC.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1.     The approval of the Agreement and Plan of Merger, dated as of August 2, 2016 by and among Magellan Petroleum Corporation, a Delaware corporation, Tellurian Investments Inc., a Delaware corporation, and River Merger Sub, Inc., a Delaware corporation, as amended by that First Amendment to Agreement and Plan of Merger dated November 23, 2016 and that Second Amendment to Agreement and Plan of Merger dated December 19, 2016.

	☐	☐	☐

IF NO CHOICE IS INDICATED, THIS PROXY SHALL BE DETERMINED TO GRANT AUTHORITY TO VOTE FOR PROPOSAL 1.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

This will not prevent you from voting in person, but will help to secure a quorum for the special meeting and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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E16129-Z69108

TELLURIAN INVESTMENTS INC.

Special Meeting of Stockholders

[TBD], 2017 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel Belhumeur and Christopher Daniels, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of Tellurian Investments Inc., a Delaware corporation, to be held at the Petroleum Club, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002, and at any adjourned or postponed meeting or meetings thereof, held for the same purposes.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned stockholder. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, in their discretion, to vote the matter.

NOTE: IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

Continued and to be signed on reverse side

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